UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 7, 2023
JLL Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 7, 2023, Jonathan B. Bulkeley tendered his resignation from his position as a member of the Board of Directors (the “Board”) of JLL Income Property Trust, Inc. (the “Company”), effective as of March 7, 2023. Mr. Bulkeley’s resignation was not due to any disagreement with the Company, LaSalle Investment Management, Inc. (“LaSalle”) or any of their affiliates.

Election of Director

On March 7, 2023, the Board elected Tamara D. Fischer to the Board to serve as an independent director and to fill the vacancy created by Mr. Bulkeley’s resignation, effective as of March 7, 2023. Biographical information for Ms. Fischer is set forth below.

Tamara D. Fischer currently serves as chief executive officer of National Storage Affiliates Trust, a publicly traded Real Estate Investment Trust ("REIT") listed on the New York Stock Exchange, since January 2020 and as its president since July 1, 2018. From its inception in 2013 to January 1, 2020, Ms. Fischer served as chief financial officer of National Storage Affiliates Trust. Prior to this role, from 2004 to 2008, Ms. Fischer served as the executive vice president and chief financial officer of Vintage Wine Trust, Inc., a triple net lease REIT focused on real estate assets related to the U.S. domestic wine industry. From 1993 to 2003, Ms. Fischer served as the executive vice president and chief financial officer of Chateau Communities, Inc., one of the largest REITs in the manufactured home community sector. In addition, Ms. Fischer served on the board of directors and audit committee of Duke Realty Corporation from 2020 to 2022. Ms. Fischer serves on the Executive Board of NAREIT and is Vice Chair of the National Self Storage Association. Ms. Fischer graduated with honors from Case Western Reserve University.

There are no arrangements or understandings between Ms. Fischer and any person pursuant to which she was appointed as a director. There are no transactions in which Ms. Fischer had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. For her service as a director, Ms. Fischer will be entitled to receive the compensation for independent directors, described under the heading “Compensation of Directors and Executive Officers—Director Compensation” in the Company’s definitive proxy statement on Schedule 14A relating to the Company’s 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on April 1, 2022, pro-rated for any partial year of service.

Director not standing for re-election

On March 7, 2023, Virginia G. Breen announced she will not stand for re-election as a member of the Board of the Company in the annual proxy. Ms. Breen’s announcement was not due to any disagreement with the Company, LaSalle or any of their affiliates. Ms. Breen will remain a member of the Board until the annual shareholder meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JLL INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer
Date: March 10, 2023